Exhibit 99.1

Galectin Therapeutics Announces Update on Warrant Exercises

Norcross, GA (August 28, 2013) – Galectin Therapeutics Inc. (NASDAQ: GALT), the leading developer of therapeutics that target galectin proteins to treat fibrosis and cancer, today announced all of the 710,834 common stock purchase warrants scheduled to expire on August 25, 2013 have been exercised for total cash proceeds of $3 million. These proceeds add to the recently announced $3 million private placement of 500,000 shares of unregistered common stock.

“We appreciate the continued showing of confidence in Galectin Therapeutics by these recent investments,” said Peter G. Traber, M.D., Chief Executive Officer, President and Chief Medical Officer, Galectin Therapeutics. “This additional funding will enable us to accelerate planning activities for initiation of a Phase 2 clinical trial in fatty liver disease (NASH) with advanced fibrosis, following our Phase 1 trial, including manufacturing and preclinical support studies for the trial.”

Previously, the Company announced it had $5.1 million of non-restricted cash and cash equivalents available at June 30, 2013. With the addition of the $6 million in proceeds from the warrant exercises and private placement, the Company believes it has sufficient funding for operations and planned research and development through the second quarter of 2014.

About Galectin Therapeutics

Galectin Therapeutics (NASDAQ: GALT) is developing promising carbohydrate-based therapies for the treatment of fibrotic liver disease and cancer based on the Company’s unique understanding of galectin proteins, key mediators of biologic function. We are leveraging extensive scientific and development expertise as well as established relationships with external sources to achieve cost effective and efficient development. We are pursuing a clear development pathway to clinical enhancement and commercialization for our lead compounds in liver fibrosis and cancer. Additional information is available at www.galectintherapeutics.com.

Forward Looking Statements

This press release contains, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or future financial performance, and use words such as “may,” “estimate,” “could,” “expect” and others. They are based on our current expectations and are subject to factors and uncertainties which could cause actual results to differ materially from those described in the statements. These statements include those regarding our expectation that the additional funds will allow us to obtain meaningful data from our current Phase 1 clinical trial and expedite activities antecedent to the start of the Phase 2 clinical program, and the sufficiency of cash on hand to fund future operations and planned research and development through the second quarter of 2014. Factors that could cause our actual performance to differ materially from those discussed in the forward-looking statements include, among others, that our plans, expectations and goals regarding the clinical trial are subject to factors beyond our control and provide no assurance of FDA approval of our drug development plans. Our clinical trial may not produce positive results in a timely fashion, if at all, and any necessary changes during the course of the trial could prove time consuming and costly. We may have difficulty in enrolling candidates for testing, which would impact our estimates regarding timing, and we may not be able to achieve the desired results. Any significant delays or unanticipated costs in the trial could delay obtaining meaningful results from Phase 1 and/or preparing for Phase 2 with the current cash on hand. Upon receipt of FDA approval, we may face competition with other drugs and treatments that are currently approved or those that are currently in development, which could have an adverse impact on our ability to achieve revenues from this proposed indication. Plans regarding development, approval and marketing of any of our drugs, including GR-MD-02, are subject to change at any time based on the changing needs of our company as determined by management and regulatory agencies. To date, we have incurred operating losses since our inception, and our ability to successfully develop and market drugs may be impacted by our ability to manage costs and finance our continuing operations. For a discussion of additional factors impacting our business, see our Annual Report on Form 10-K for the year ended December 31, 2012, and our subsequent filings with the SEC. You should not place undue reliance on forward-looking statements. Although subsequent events may cause our views to change, we disclaim any obligation to update forward-looking statements.

Contact: Jack Callicutt, Chief Financial Officer, 678-620-3186, ir@galectintherapeutics.com.

Galectin Therapeutics and its associated logo is a trademark of Galectin Therapeutics Inc.